Exhibit 99.1

News Release

For Immediate Release	Contact: W. Mark Tatterson
October 27, 2022	Chief Financial Officer
(800) 445-1347 ext. 8716

United Bankshares, Inc. Announces Earnings

for the Third Quarter and First Nine Months of 2022

WASHINGTON, D.C. and CHARLESTON, WV-- United Bankshares, Inc. (NASDAQ: UBSI) (“United”), today reported earnings for the third quarter of 2022 of $102.6 million, or $0.76 per diluted share, as compared to earnings of $95.6 million, or $0.71 per diluted share, for the second quarter of 2022. The quarter was highlighted by continued broad-based loan growth, net interest margin expansion and strong credit quality metrics.

Annualized loan growth, excluding Paycheck Protection Program (“PPP”) loans, for the third quarter and first nine months of 2022 was 16% and 15%, respectively. Third quarter 2022 net interest margin of 3.78% increased 40 basis points from the second quarter of 2022. Non-performing loans as a percentage of loans and leases, net of unearned income was a low 0.35% at September 30, 2022.

Third quarter 2022 results produced annualized returns on average assets, average equity and average tangible equity, a non-GAAP measure, of 1.41%, 8.96% and 15.46%, respectively, compared to annualized returns on average assets, average equity and average tangible equity of 1.32%, 8.33% and 14.23%, respectively, for the second quarter of 2022.

“The third quarter of 2022 was another great quarter for UBSI,” stated Richard M. Adams, Jr., United’s Chief Executive Officer. “The company delivered strong results related to loan growth, margin expansion, expense control and asset quality. The vitality of our markets, the strength of our deposit franchise and our conservative and disciplined approach to running our business have served us well in this environment and will provide us opportunities going forward.”

Third quarter of 2022 compared to the second quarter of 2022

Net interest income for the third quarter of 2022 increased $25.7 million, or 12%, from the second quarter of 2022. Tax-equivalent net interest income, a non-GAAP measure which adjusts for the tax-favored status of income from certain loans and investments, for the third quarter of 2022 also increased $25.7 million, or 12%, from the second quarter of 2022. The increase in net interest income and tax-equivalent net interest income was primarily due to higher interest income on earning assets driven by rising market interest rates and a change in the asset mix to higher earning assets. This increase in net interest income and tax-equivalent net interest income was partially offset by higher interest expense primarily driven by deposit rate repricing as well as due to lower PPP loan fee income and lower acquired loan accretion. The interest rate spread of 3.52% for

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the third quarter of 2022 increased 28 basis points from the second quarter of 2022 due to a 56 basis point increase in the average yield on earning assets partially offset by a 28 basis point increase in the average cost of funds. A decrease in average earning assets of $188.1 million, or 1%, from the second quarter of 2022 was driven by a decrease of $818.5 million in short-term investments partially offset by increases in higher yielding average net loans and loans held for sale of $627.6 million. Net PPP loan fee income decreased $1.9 million to $1.6 million for the third quarter of 2022. Acquired loan accretion income decreased $1.3 million to $4.1 million for the third quarter of 2022. The net interest margin of 3.78% for the third quarter of 2022 was an increase of 40 basis points from the net interest margin of 3.38% for the second quarter of 2022.

The provision for credit losses was $7.7 million for the third quarter of 2022 as compared to a net benefit of $1.8 million for the second quarter of 2022. The increase in the provision for credit losses was primarily due to loan growth.

Noninterest income for the third quarter of 2022 decreased $10.9 million, or 25%, from the second quarter of 2022. The decrease in noninterest income was primarily due to decreases of $6.0 million in income from mortgage banking activities, $2.6 million in income from bank-owned life insurance (“BOLI”), $1.4 million in net (losses) gains on investment securities and $761 thousand in fees from deposit services. The decrease in income from mortgage banking activities was mainly due to lower mortgage loan origination and sale volume driven by the rising rate environment and a lower margin on loans sold in the secondary market. The decrease in BOLI income was primarily due to lower death benefits from the second quarter of 2022 and the impact of lower market values of underlying investments in the third quarter of 2022. The decrease in fees from deposit services reflects changes to United’s overdraft policy implemented during the third quarter of 2022.

Noninterest expense for the third quarter of 2022 decreased $4.0 million, or 3%, from the second quarter of 2022. The decrease in noninterest expense was primarily due to decreases of $8.8 million in the expense for the reserve for unfunded loan commitments and $3.0 million in employee compensation partially offset by an increase of $6.1 million in other noninterest expense. The decrease in the reserve for unfunded loan commitments reflects a decrease in the outstanding balance of loan commitments at quarter-end driven by loan fundings. The decrease in employee compensation was primarily due to lower employee commissions related to mortgage banking production. Other noninterest expense for the third quarter of 2022 included an accrual of $5.0 million related to a litigation matter with a former commercial customer.

For the third quarter of 2022, income tax expense was $25.9 million as compared to $23.5 million for the second quarter of 2022. The increase of $2.4 million was due to higher earnings and a higher effective tax rate. United’s effective tax rate was 20.2% and 19.8% for the third and second quarter of 2022, respectively.

Third quarter of 2022 compared to the third quarter of 2021

Earnings for the third quarter of 2022 were $102.6 million, or $0.76 per diluted share, as compared to earnings of $92.2 million, or $0.71 per diluted share, for the third quarter of 2021.

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October 27, 2022

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Net interest income for the third quarter of 2022 increased $59.0 million, or 33%, from the third quarter of 2021. Tax-equivalent net interest income for the third quarter of 2022 increased $59.1 million, or 32%, from the third quarter of 2021. United completed its acquisition of Community Bankers Trust Corporation (“Community Bankers Trust”) on December 3, 2021. The increase in net interest income and tax-equivalent net interest income was primarily due to the impact of higher average earning assets, driven by the Community Bankers Trust acquisition and organic loan growth, the impact of rising market interest rates on earning assets and a change in the asset mix to higher earning assets. These increases were partially offset by higher interest expense primarily driven by deposit rate repricing, lower PPP loan fee income and lower acquired loan accretion income. Average earning assets for the third quarter of 2022 increased $1.1 billion, or 4%, from the third quarter of 2021 due to a $2.5 billion increase in average net loans and loans held for sale and a $1.5 billion increase in average investment securities partially offset by a $2.9 billion decrease in average short-term investments. The interest rate spread for the third quarter of 2022 increased 69 basis points from the third quarter of 2021 to 3.52% due to a 96 basis point increase in the average yield on earning assets partially offset by a 27 basis point increase in the average cost of funds. Net PPP loan fee income was $1.6 million and $7.8 million for the third quarter of 2022 and 2021, respectively, a decrease of $6.2 million. Acquired loan accretion income was $4.1 million and $8.2 million for the third quarter of 2022 and 2021, respectively, a decrease of $4.1 million. The net interest margin of 3.78% for the third quarter of 2022 was an increase of 80 basis points from the net interest margin of 2.98% for the third quarter of 2021.

The provision for credit losses was $7.7 million for the third quarter of 2022 as compared to a net benefit of $7.8 million for the third quarter of 2021. The increase in the provision for credit losses in the third quarter of 2022 was primarily due to loan growth.

Noninterest income for the third quarter of 2022 was $32.7 million, which was a decrease of $35.9 million, or 52%, from the third quarter of 2021. The decrease in noninterest income was driven by a $35.6 million decrease in income from mortgage banking activities mainly due to lower mortgage loan origination and sale volume driven by the rising rate environment and a lower margin on loans sold in the secondary market.

Noninterest expense for the third quarter of 2022 was $137.2 million, a decrease of $5.1 million, or 4%, from the third quarter of 2021 primarily due to decreases of $7.8 million in employee compensation and $7.2 million in the expense for the reserve for unfunded loan commitments partially offset by an increase of $8.8 million in other noninterest expense. The decrease in employee compensation was primarily due to lower employee commissions related to mortgage banking production partially offset by additional employees from the Community Bankers Trust acquisition. The increase in other noninterest expense resulted from the previously mentioned litigation accrual in the third quarter of 2022 and higher amounts of certain general operating expenses.

For the third quarter of 2022, income tax expense was $25.9 million as compared to $23.6 million for the third quarter of 2021. The increase of $2.3 million was primarily due to higher earnings partially offset by a slightly lower effective tax rate. United’s effective tax rate was 20.2% for the third quarter of 2022 and 20.4% for the third quarter of 2021.

First nine months of 2022 compared to the first nine months of 2021

Earnings for the first nine months of 2022 were $279.9 million, or $2.06 per diluted share, as compared to earnings of $293.9 million, or $2.27 per diluted share, for the first nine months of 2021.

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Net interest income for the first nine months of 2022 increased $88.0 million, or 16%, from the first nine months of 2021. Tax-equivalent net interest income for the first nine months of 2022 increased $88.1 million, or 16%, from the first nine months of 2021. The increase in net interest income and tax-equivalent net interest income was primarily due to the impact of rising market interest rates on earning assets, an increase in average earning assets from the Community Bankers Trust acquisition and organic loan growth and a change in the asset mix to higher earning assets. These increases were partially offset by lower PPP loan fee income, lower acquired loan accretion income and the impact of rising market interest rates on interest-bearing liabilities. Average earning assets for the first nine months of 2022 increased $1.8 billion, or 7%, from the first nine months of 2021 due to a $1.5 billion increase in average investment securities and a $1.3 billion increase in average net loans and loans held for sale partially offset by a $1.1 billion decrease in average short-term investments. The interest rate spread for the first nine months of 2022 increased 22 basis points from the first nine months of 2021 due to a 26 basis point increase in the average yield on earning assets partially offset by a 4 basis point increase in the average cost of funds. Net PPP loan fee income was $9.3 million and $28.2 million for the first nine months of 2022 and 2021, respectively, a decrease of $18.9 million. Acquired loan accretion income was $13.6 million and $27.6 million for the first nine months of 2022 and 2021, respectively, a decrease of $14.0 million. The net interest margin of 3.38% for the first nine months of 2022 was an increase of 24 basis points from the net interest margin of 3.14% for the first nine months of 2021.

The provision for credit losses was $2.5 million for the first nine months of 2022 as compared to a net benefit of $16.6 million for the first nine months of 2021.

Noninterest income for the first nine months of 2022 was $122.4 million, which was a decrease of $101.7 million, or 45%, from the first nine months of 2021. The decrease was driven by a $106.3 million decrease in income from mortgage banking activities mainly due to lower mortgage loan origination and sale volume driven by the rising rate environment and a lower margin on loans sold in the secondary market. Fees from deposit services for the first nine months of 2022 were $31.0 million, an increase of $2.9 million from the first nine months of 2021. BOLI income for the first nine months of 2022 was $7.8 million, an increase of $2.2 million from the first nine months of 2021 due to increased death benefits.

Noninterest expense for the first nine months of 2022 was $417.5 million, a decrease of $12.6 million, or 3%, from the first nine months of 2021 driven by decreases in employee compensation of $23.6 million and employee benefits of $7.4 million partially offset by an increase in other noninterest expense of $13.3 million. The decrease in employee compensation was due to lower employee commissions, incentives and overtime related to mortgage banking production partially offset by additional employees from the Community Bankers Trust acquisition. Employee benefits decreased primarily due to changes in deferred compensation plans resulting from market fluctuations. The increase in other noninterest expense resulted from the previously mentioned litigation accrual in the third quarter of 2022 and higher amounts of certain general operating expenses.

For the first nine months of 2022, income tax expense was $69.6 million as compared to $75.6 million for the first nine months of 2021 due to lower earnings and a lower effective tax rate. United’s effective tax rate was 19.9% for the first nine months of 2022 and 20.5% for the first nine months of 2021.

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Credit Quality

United’s asset quality continues to be sound. At September 30, 2022, non-performing loans were $69.7 million, or 0.35% of loans & leases, net of unearned income, down from $90.8 million, or 0.50% of loans & leases, net of unearned income, at December 31, 2021. Total non-performing assets of $80.4 million, including OREO of $10.8 million at September 30, 2022, represented 0.28% of total assets as compared to non-performing assets of $105.6 million, including OREO of $14.8 million, or 0.36% of total assets at December 31, 2021.

As of September 30, 2022, the allowance for loan & lease losses was $219.6 million, or 1.11% of loans & leases, net of unearned income, as compared to $216.0 million, or 1.20% of loans & leases, net of unearned income, at December 31, 2021. Net charge-offs were $1.8 million for the third quarter of 2022 compared to net recoveries of $1.2 million for the third quarter of 2021. Net recoveries were $1.1 million for the first nine months of 2022 compared to net charge-offs of $8.6 million for the first nine months of 2021. Annualized net charge-offs (recoveries) as a percentage of average loans & leases, net of unearned income were 0.04% and (0.03)% for the third quarter of 2022 and 2021, respectively. Annualized net (recoveries) charge-offs as a percentage of average loans & leases, net of unearned income were (0.01)% and 0.07% for the for the first nine months of 2022 and 2021, respectively.

Capital

United continues to be well-capitalized based upon regulatory guidelines. United’s estimated risk-based capital ratio is 14.4% at September 30, 2022, while estimated Common Equity Tier 1 capital, Tier 1 capital and leverage ratios are 12.4%, 12.4% and 10.7%, respectively. The September 30, 2022 ratios reflect United’s election of a five-year transition provision, allowed by the Federal Reserve Board and other federal banking agencies in response to the COVID-19 pandemic, to delay for two years the full impact of CECL on regulatory capital, followed by a three-year transition period. The regulatory requirements for a well-capitalized financial institution are a risk-based capital ratio of 10.0%, a Common Equity Tier 1 capital ratio of 6.5%, a Tier 1 capital ratio of 8.0% and a leverage ratio of 5.0%.

During the first nine months of 2022 and 2021, United repurchased, under a previously announced stock repurchase plan, shares of its common stock. United did not repurchase any shares of its common stock during the third quarter of 2022 or 2021. During the first nine months of 2022, United repurchased approximately 2.3 million shares of its common stock at an average price per share of $34.69. During the first nine months of 2021, United repurchased approximately 306 thousand shares of its common stock at an average price per share of $32.52.

About United Bankshares, Inc.

As of September 30, 2022, United had consolidated assets of approximately $29.0 billion. United is the parent company of United Bank which comprises nearly 250 offices in Virginia, Maryland, Washington, D.C., North Carolina, South Carolina, Georgia, Pennsylvania, West Virginia, and Ohio. United’s stock is traded on the NASDAQ Global Select Market under the quotation symbol “UBSI”.

United Bankshares, Inc. Announces…

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Cautionary Statements

The Company is required under generally accepted accounting principles to evaluate subsequent events through the filing of its September 30, 2022 consolidated financial statements on Form 10-Q. As a result, the Company will continue to evaluate the impact of any subsequent events on critical accounting assumptions and estimates made as of September 30, 2022 and will adjust amounts preliminarily reported, if necessary.

Use of non-GAAP Financial Measures

This press release contains certain financial measures that are not recognized under U.S. generally accepted accounting principles (“GAAP”). Generally, United has presented these “non-GAAP” financial measures because it believes that these measures provide meaningful additional information to assist in the evaluation of United’s results of operations or financial position. Presentation of these non-GAAP financial measures is consistent with how United’s management evaluates its performance internally and these non-GAAP financial measures are frequently used by securities analysts, investors and other interested parties in the evaluation of companies in the banking industry.

Specifically, this press release contains certain references to financial measures identified as tax-equivalent (FTE) net interest income, average tangible equity, return on average tangible equity and tangible book value per share. Management believes these non-GAAP financial measures to be helpful in understanding United’s results of operations or financial position.

Net interest income is presented in this press release on a tax-equivalent basis. The tax-equivalent basis adjusts for the tax-favored status of income from certain loans and investments. Although this is a non-GAAP measure, United’s management believes this measure is more widely used within the financial services industry and provides better comparability of net interest income arising from taxable and tax-exempt sources. United uses this measure to monitor net interest income performance and to manage its balance sheet composition. The tax-equivalent adjustment combines amounts of interest income on federally nontaxable loans and investment securities using the statutory federal income tax rate of 21%.

Tangible equity is calculated as GAAP total shareholders’ equity minus total intangible assets. Tangible equity can thus be considered the most conservative valuation of the company. Tangible equity is also presented on a per common share basis and considering net income, a return on average tangible equity. Management provides these amounts to facilitate the understanding of as well as to assess the quality and composition of United’s capital structure. By removing the effect of intangible assets that result from merger and acquisition activity, the “permanent” items of equity are presented. These measures, along with others, are used by management to analyze capital adequacy and performance.

Where non-GAAP financial measures are used, the comparable GAAP financial measure, as well as reconciliation to that comparable GAAP financial measure can be found in the attached financial information tables to this press release. Investors should recognize that United’s presentation of these non-GAAP financial measures might not be comparable to similarly titled measures at other companies. These non-GAAP financial measures should not be considered a substitute for GAAP basis measures and United strongly encourages a review of its condensed consolidated financial statements in their entirety.

Forward-Looking Statements

In this report, we have made various statements regarding current expectations or forecasts of future events, which speak only as of the date the statements are made. These statements are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are also made from time-to-time in press releases and in oral statements made by the officers of the Company. Forward-looking statements can be identified by the use of the words “expect,” “may,” “could,” “intend,” “project,” “estimate,” “believe,” “anticipate,” and other words of similar meaning. Such forward-looking statements are based on assumptions and estimates, which although believed to be reasonable, may turn out to be incorrect. Therefore, undue reliance should not be placed upon these estimates and statements. United cannot assure that any of these statements, estimates, or beliefs will be realized and actual results may differ from those contemplated in these “forward-looking statements.” The following factors, among others, could cause the actual results of United’s operations to differ materially from its expectations: the uncertainty as to the extent of the duration, scope and impacts of the COVID-19 pandemic on United, its colleagues, the communities United serves, and the domestic and global economy; uncertainty in U.S. fiscal and monetary policies, including the interest rate policies of the Federal Reserve Board; volatility and disruptions in global capital and credit markets, interest rate, securities market and monetary supply fluctuations; increasing rates of inflation and slower growth rates; reform of LIBOR; the nature, extent, timing, and results of governmental actions, examinations, reviews, reforms, regulations, and interpretations, including those involving the Federal Reserve, FDIC, and CFPB; the effect of changes in the level of checking or savings account deposits on United’s funding costs and net interest margin; future provisions for credit losses on loans and debt securities; changes in nonperforming assets; competition; and changes in legislation or regulatory requirements. For more information about factors that could cause actual results to differ materially from United’s expectations, refer to its reports filed with the Securities and Exchange Commission, including the discussion under “Risk Factors” in the Annual Report on Form 10-K for the year ended December 31, 2021, as filed with the Securities and Exchange Commission and available on its website at www.sec.gov. Further, any forward-looking statement speaks only as of the date on which it is made, and United undertakes no obligation to publicly update any forward-looking statements, whether as a result of new information, future events, or otherwise. You are advised to consult further disclosures United may make on related subjects in our filings with the SEC.

UNITED BANKSHARES, INC. AND SUBSIDIARIES

Washington, D.C. and Charleston, WV

Stock Symbol: UBSI

(In Thousands Except for Per Share Data)

	Three Months Ended			Nine Months Ended
	September 2022	September 2021	June 2022	September 2022	September 2021
EARNINGS SUMMARY:
Interest income	$263,683	$194,080	$227,771	$694,249	$599,923
Interest expense	23,061	12,501	12,868	47,222	40,867

Net interest income	240,622	181,579	214,903	647,027	559,056
Provision for credit losses	7,671	(7,829)	(1,807)	2,454	(16,565)
Noninterest income	32,749	68,631	43,608	122,382	224,075
Noninterest expense	137,196	142,283	141,174	417,545	430,186

Income before income taxes	128,504	115,756	119,144	349,410	369,510
Income taxes	25,919	23,604	23,531	69,548	75,624

Net income	$102,585	$92,152	$95,613	$279,862	$293,886

PER COMMON SHARE:
Net income:
Basic	$0.76	$0.71	$0.71	$2.07	$2.28
Diluted	0.76	0.71	0.71	2.06	2.27
Cash dividends	$0.36	$0.35	0.36	1.08	1.05
Book value			33.34	32.98	34.29
Closing market price			$35.07	$35.75	$36.38
Common shares outstanding:
Actual at period end, net of treasury shares			134,580,646	134,631,647	129,203,774
Weighted average-basic	134,182,248	128,762,815	134,623,061	134,947,674	128,716,450
Weighted average-diluted	134,553,565	128,960,220	134,863,650	135,251,299	128,934,282
FINANCIAL RATIOS:
Return on average assets	1.41%	1.33%	1.32%	1.29%	1.46%
Return on average shareholders’ equity	8.96%	8.23%	8.33%	8.07%	8.95%
Return on average tangible equity (non-GAAP)(1)	15.46%	14.03%	14.23%	13.73%	15.36%
Average equity to average assets	15.75%	16.18%	15.88%	15.95%	16.27%
Net interest margin	3.78%	2.98%	3.38%	3.38%	3.14%

	September 30 2022	December 31 2021	September 30 2021	June 30 2022
PERIOD END BALANCES:
Assets	$29,048,475	$29,328,902	$27,507,517	$28,777,896
Earning assets	25,648,264	26,083,089	24,415,973	25,356,669
Loans & leases, net of unearned income	19,700,080	18,023,648	16,743,629	18,970,395
Loans held for sale	210,075	504,416	493,299	220,689
Investment securities	4,923,694	4,295,749	3,646,065	5,073,618
Total deposits	22,863,377	23,350,263	21,822,609	23,026,649
Shareholders’ equity	4,440,086	4,718,628	4,430,766	4,487,050

Note:	(1) See information under the “Selected Financial Ratios” table for a reconciliation of non-GAAP measure.

UNITED BANKSHARES, INC. AND SUBSIDIARIES

Washington, D.C. and Charleston, WV

Stock Symbol: UBSI

(In Thousands Except for Per Share Data)

Consolidated Statements of Income	Three Months Ended				Nine Months Ended
	September 2022	September 2021	June 2022	March 2022	September 2022	September 2021
Interest & Loan Fees Income (GAAP)	$263,683	$194,080	$227,771	$202,795	$694,249	$599,923
Tax equivalent adjustment	1,105	1,059	1,104	1,109	3,318	3,181

Interest & Fees Income (FTE) (non-GAAP)	264,788	195,139	228,875	203,904	697,567	603,104
Interest Expense	23,061	12,501	12,868	11,293	47,222	40,867

Net Interest Income (FTE) (non-GAAP)	241,727	182,638	216,007	192,611	650,345	562,237
Provision for Credit Losses	7,671	(7,829)	(1,807)	(3,410)	2,454	(16,565)
Noninterest Income:
Fees from trust services	4,384	4,269	4,294	4,127	12,805	12,225
Fees from brokerage services	4,016	3,883	4,115	4,552	12,683	11,860
Fees from deposit services	10,069	9,888	10,830	10,148	31,047	28,180
Bankcard fees and merchant discounts	1,857	1,473	1,671	1,379	4,907	3,905
Other charges, commissions, and fees	918	703	785	759	2,462	2,237
Income from bank-owned life insurance	1,472	2,556	4,120	2,194	7,786	5,617
Income from mortgage banking activities	6,422	42,012	12,445	19,203	38,070	144,350
Mortgage loan servicing income	2,302	2,429	2,328	2,387	7,017	7,170
Net (losses) gains on investment securities	(206)	82	1,182	(251)	725	2,715
Other noninterest income	1,515	1,336	1,838	1,527	4,880	5,816

Total Noninterest Income	32,749	68,631	43,608	46,025	122,382	224,075

Noninterest Expense:
Employee compensation	59,618	67,459	62,632	62,621	184,871	208,428
Employee benefits	10,750	13,132	12,047	12,851	35,648	43,052
Net occupancy	11,281	10,339	11,206	11,187	33,674	31,381
Data processing	7,614	6,612	7,549	7,371	22,534	20,594
Amortization of intangibles	1,379	1,466	1,379	1,379	4,137	4,399
OREO expense	1,708	428	46	182	1,936	4,483
Net losses (gains) on the sale of OREO properties	125	(34)	(454)	(33)	(362)	(67)
Equipment expense	7,807	7,286	7,310	7,335	22,452	19,160
FDIC insurance expense	3,063	1,920	3,004	2,673	8,740	5,720
Mortgage loan servicing expense and impairment	1,847	3,253	1,783	1,643	5,273	10,029
Expense for the reserve for unfunded loan commitments	(2,881)	4,294	5,899	5,237	8,255	5,941
Other noninterest expense	34,885	26,128	28,773	26,729	90,387	77,066

Total Noninterest Expense	137,196	142,283	141,174	139,175	417,545	430,186

Income Before Income Taxes (FTE) (non-GAAP)	129,609	116,815	120,248	102,871	352,728	372,691
Tax equivalent adjustment	1,105	1,059	1,104	1,109	3,318	3,181

Income Before Income Taxes (GAAP)	128,504	115,756	119,144	101,762	349,410	369,510
Taxes	25,919	23,604	23,531	20,098	69,548	75,624

Net Income	$102,585	$92,152	$95,613	$81,664	$279,862	$293,886

MEMO: Effective Tax Rate	20.17%	20.39%	19.75%	19.75%	19.90%	20.47%

UNITED BANKSHARES, INC. AND SUBSIDIARIES

Washington, D.C. and Charleston, WV

Stock Symbol: UBSI

(In Thousands Except for Per Share Data)

Consolidated Balance Sheets
	September 2022	September 2021	September 30	December 31	September 30	June 30
	Q-T-D Average	Q-T-D Average	2022	2021	2021	2022
Cash & Cash Equivalents	$1,260,311	$4,132,702	$1,356,347	$3,758,170	$4,033,561	$1,658,486
Securities Available for Sale	4,826,072	3,344,196	4,648,087	4,042,699	3,409,984	4,812,704
Less: Allowance for credit losses	0	0	0	0	0	0

Net available for sale securities	4,826,072	3,344,196	4,648,087	4,042,699	3,409,984	4,812,704
Securities Held to Maturity	1,020	1,020	1,020	1,020	1,020	1,020
Less: Allowance for credit losses	(18)	(31)	(19)	(19)	(27)	(18)

Net held to maturity securities	1,002	989	1,001	1,001	993	1,002
Equity Securities	9,449	11,735	7,314	12,404	11,984	13,513
Other Investment Securities	251,405	222,765	267,292	239,645	223,104	246,399

Total Securities	5,087,928	3,579,685	4,923,694	4,295,749	3,646,065	5,073,618

Total Cash and Securities	6,348,239	7,712,387	6,280,041	8,053,919	7,679,626	6,732,104

Loans held for sale	203,420	445,983	210,075	504,416	493,299	220,689
Commercial Loans & Leases	14,410,508	12,621,706	14,531,221	13,809,735	12,657,238	14,136,614
Mortgage Loans	3,613,613	2,916,877	3,756,692	3,008,410	2,884,542	3,481,064
Consumer Loans	1,442,240	1,221,578	1,434,572	1,233,162	1,229,552	1,376,447

Gross Loans	19,466,361	16,760,161	19,722,485	18,051,307	16,771,332	18,994,125
Unearned income	(24,295)	(31,288)	(22,405)	(27,659)	(27,703)	(23,730)

Loans & Leases, net of unearned income	19,442,066	16,728,873	19,700,080	18,023,648	16,743,629	18,970,395
Allowance for Loan & Lease Losses	(213,824)	(217,472)	(219,611)	(216,016)	(210,891)	(213,729)

Net Loans	19,228,242	16,511,401	19,480,469	17,807,632	16,532,738	18,756,666
Mortgage Servicing Rights	22,369	22,479	21,908	23,144	22,836	22,593
Goodwill	1,888,889	1,810,040	1,888,889	1,886,494	1,810,040	1,888,889
Other Intangibles	21,165	23,409	20,276	24,413	22,524	21,655
Operating Lease Right-of-Use Asset	74,734	68,373	74,043	81,942	75,593	75,143
Other Real Estate Owned	13,508	17,618	10,779	14,823	16,696	13,847
Bank Owned Life Insurance	477,654	432,593	478,518	478,067	446,110	473,470
Other Assets	556,215	393,427	583,477	454,052	408,055	572,840

Total Assets	$28,834,435	$27,437,710	$29,048,475	$29,328,902	$27,507,517	$28,777,896

MEMO: Interest-earning Assets	$25,438,281	$24,362,333	$25,648,264	$26,083,089	$24,415,973	$25,356,669

Interest-bearing Deposits	$13,756,151	$13,361,016	$13,533,152	$14,369,716	$13,332,418	$13,995,710
Noninterest-bearing Deposits	9,216,058	8,471,744	9,330,225	8,980,547	8,490,191	9,030,939

Total Deposits	22,972,209	21,832,760	22,863,377	23,350,263	21,822,609	23,026,649
Short-term Borrowings	137,985	123,526	142,476	128,844	123,018	128,242
Long-term Borrowings	894,940	813,976	1,297,308	817,394	813,851	796,961

Total Borrowings	1,032,925	937,502	1,439,784	946,238	936,869	925,203
Operating Lease Liability	79,409	72,389	78,748	86,703	80,518	79,787
Other Liabilities	207,792	154,952	226,480	227,070	236,755	259,207

Total Liabilities	24,292,335	22,997,603	24,608,389	24,610,274	23,076,751	24,290,846

Preferred Equity	0	0	0	0	0	0
Common Equity	4,542,100	4,440,107	4,440,086	4,718,628	4,430,766	4,487,050

Total Shareholders’ Equity	4,542,100	4,440,107	4,440,086	4,718,628	4,430,766	4,487,050

Total Liabilities & Equity	$28,834,435	$27,437,710	$29,048,475	$29,328,902	$27,507,517	$28,777,896

MEMO: Interest-bearing Liabilities	$14,789,076	$14,298,518	$14,972,936	$15,315,954	$14,269,287	$14,920,913

UNITED BANKSHARES, INC. AND SUBSIDIARIES

Washington, D.C. and Charleston, WV

Stock Symbol: UBSI

(In Thousands Except for Per Share Data)

	Three Months Ended				Nine Months Ended
	September	September	June	March	September	September
	2022	2021	2022	2022	2022	2021
Quarterly/Year-to-Date Share Data:
Earnings Per Share:
Basic	$0.76	$0.71	$0.71	$0.60	$2.07	$2.28
Diluted	$0.76	$0.71	$0.71	$0.60	$2.06	$2.27
Common Dividend Declared Per Share	$0.36	$0.35	$0.36	$0.36	$1.08	$1.05
High Common Stock Price	$40.85	$37.12	$37.81	$39.80	$40.85	$42.50
Low Common Stock Price	$33.67	$31.74	$33.11	$33.58	$33.11	$31.57
Average Shares Outstanding (Net of Treasury Stock):
Basic	134,182,248	128,762,815	134,623,061	136,058,328	134,947,674	128,716,450
Diluted	134,553,565	128,960,220	134,863,650	136,435,229	135,251,299	128,934,282
Common Dividends	$48,564	$45,271	$48,544	$49,266	$146,374	$135,793
Dividend Payout Ratio	47.34%	49.13%	50.77%	60.33%	52.30%	46.21%

	September 30	September 30	June 30	March 31
	2022	2021	2022	2022
EOP Share Data:
Book Value Per Share	$32.98	$34.29	$33.34	$33.77
Tangible Book Value Per Share (non-GAAP) (1)	$18.80	$20.11	$19.14	$19.72
52-week High Common Stock Price	$40.85	$42.50	$39.80	$42.50
Date	8/16/22	05/18/21	01/13/22	05/18/21
52-week Low Common Stock Price	$33.11	$21.19	$31.74	$31.74
Date	5/2/22	10/01/20	09/20/21	9/20/21
EOP Shares Outstanding (Net of Treasury Stock):	134,631,647	129,203,774	134,580,646	136,068,439
Memorandum Items:
EOP Employees (full-time equivalent)	2,915	2,986	2,988	3,090
Note:
(1) Tangible Book Value Per Share:
Total Shareholders’ Equity (GAAP)	$4,440,086	$4,430,766	$4,487,050	$4,595,140
Less: Total Intangibles	(1,909,165)	(1,832,564)	(1,910,544)	(1,912,278)

Tangible Equity (non-GAAP)	$2,530,921	$2,598,202	$2,576,506	$2,682,862
÷ EOP Shares Outstanding (Net of Treasury Stock)	134,631,647	129,203,774	134,580,646	136,068,439

Tangible Book Value Per Share (non-GAAP)	$18.80	$20.11	$19.14	$19.72

UNITED BANKSHARES, INC. AND SUBSIDIARIES

Washington, D.C. and Charleston, WV

Stock Symbol: UBSI

(In Thousands Except for Per Share Data)

	Three Months Ended September 2022			Three Months Ended September 2021			Three Months Ended June 2022
	Average		Average	Average		Average	Average		Average
	Balance	Interest(1)	Rate(1)	Balance	Interest(1)	Rate(1)	Balance	Interest(1)	Rate(1)
Selected Average Balances and Yields:
ASSETS:
Earning Assets:
Federal funds sold and securities purchased under agreements to resell and other short-term investments	$918,691	$6,834	2.95%	$3,825,264	$2,548	0.26%	$1,737,146	$4,841	1.12%
Investment securities:
Taxable	4,687,528	29,149	2.49%	3,215,719	12,999	1.62%	4,665,307	24,558	2.11%
Tax-exempt	400,400	2,783	2.78%	363,966	2,327	2.56%	419,865	2,794	2.66%

Total securities	5,087,928	31,932	2.51%	3,579,685	15,326	1.71%	5,085,172	27,352	2.15%
Loans and loans held for sale, net of unearned income (2)	19,645,486	226,022	4.57%	17,174,856	177,265	4.10%	19,018,717	196,682	4.15%
Allowance for loan losses	(213,824)			(217,472)			(214,624)

Net loans and loans held for sale	19,431,662		4.62%	16,957,384		4.15%	18,804,093		4.19%

Total earning assets	25,438,281	$264,788	4.14%	24,362,333	$195,139	3.18%	25,626,411	$228,875	3.58%

Other assets	3,396,154			3,075,377			3,383,037

TOTAL ASSETS	$28,834,435			$27,437,710			$29,009,448

LIABILITIES:
Interest-Bearing Liabilities:
Interest-bearing deposits	$13,756,151	$17,660	0.51%	$13,361,016	$9,803	0.29%	$14,136,707	$9,751	0.28%
Short-term borrowings	137,985	493	1.42%	123,526	167	0.54%	136,025	237	0.70%
Long-term borrowings	894,940	4,908	2.18%	813,976	2,531	1.23%	811,924	2,880	1.42%

Total interest-bearing liabilities	14,789,076	23,061	0.62%	14,298,518	12,501	0.35%	15,084,656	12,868	0.34%

Noninterest-bearing deposits	9,216,058			8,471,744			9,038,947
Accrued expenses and other liabilities	287,201			227,341			279,659

TOTAL LIABILITIES	24,292,335			22,997,603			24,403,262
SHAREHOLDERS’ EQUITY	4,542,100			4,440,107			4,606,186

TOTAL LIABILITIES AND SHAREHOLDERS’ EQUITY	$28,834,435			$27,437,710			$29,009,448

NET INTEREST INCOME		$241,727			$182,638			$216,007

INTEREST RATE SPREAD			3.52%			2.83%			3.24%
NET INTEREST MARGIN			3.78%			2.98%			3.38%

(1)	The interest income and the yields on federally nontaxable loans and investment securities are presented on a tax-equivalent basis using the statutory federal income tax rate of 21%.
(2)	Nonaccruing loans are included in the daily average loan amounts outstanding.

UNITED BANKSHARES, INC. AND SUBSIDIARIES

Washington, D.C. and Charleston, WV

Stock Symbol: UBSI

(In Thousands Except for Per Share Data)

	Nine Months Ended September 2022			Nine Months Ended September 2021
	Average		Average	Average		Average
	Balance	Interest(1)	Rate(1)	Balance	Interest(1)	Rate(1)
Selected Average Balances and Yields:
ASSETS:
Earning Assets:
Federal funds sold and securities purchased under agreements to resell and other short-term investments	$1,887,158	$14,004	0.99%	$3,012,429	$6,198	0.28%
Investment securities:
Taxable	4,540,767	71,212	2.09%	3,085,050	40,371	1.74%
Tax-exempt	421,440	8,266	2.62%	337,590	6,639	2.62%

Total securities	4,962,207	79,478	2.14%	3,422,640	47,010	1.83%
Loans and loans held for sale, net of unearned income (2)	19,068,898	604,085	4.23%	17,742,054	549,896	4.14%
Allowance for loan losses	(214,813)			(228,163)

Net loans and loans held for sale	18,854,085		4.28%	17,513,891		4.20%

Total earning assets	25,703,450	$697,567	3.63%	23,948,960	$603,104	3.37%

Other assets	3,358,118			3,032,927

TOTAL ASSETS	$29,061,568			$26,981,887

LIABILITIES:
Interest-Bearing Liabilities:
Interest-bearing deposits	$14,089,933	$35,972	0.34%	$13,255,751	$32,800	0.33%
Short-term borrowings	136,014	911	0.90%	134,092	527	0.53%
Long-term borrowings	841,693	10,339	1.64%	820,426	7,540	1.23%

Total interest-bearing liabilities	15,067,640	47,222	0.42%	14,210,269	40,867	0.38%

Noninterest-bearing deposits	9,082,869			8,147,540
Accrued expenses and other liabilities	275,201			234,991

TOTAL LIABILITIES	24,425,710			22,592,800
SHAREHOLDERS’ EQUITY	4,635,858			4,389,087

TOTAL LIABILITIES AND SHAREHOLDERS’ EQUITY	$29,061,568			$26,981,887

NET INTEREST INCOME		$650,345			$562,237

INTEREST RATE SPREAD			3.21%			2.99%
NET INTEREST MARGIN			3.38%			3.14%

(1)	The interest income and the yields on federally nontaxable loans and investment securities are presented on a tax-equivalent basis using the statutory federal income tax rate of 21%.
(2)	Nonaccruing loans are included in the daily average loan amounts outstanding.

UNITED BANKSHARES, INC. AND SUBSIDIARIES

Washington, D.C. and Charleston, WV

Stock Symbol: UBSI

(In Thousands Except for Per Share Data)

	Three Months Ended				Nine Months Ended
	September	September	June	March	September	September
	2022	2021	2022	2022	2022	2021
Selected Financial Ratios:
Return on Average Assets	1.41%	1.33%	1.32%	1.13%	1.29%	1.46%
Return on Average Shareholders’ Equity	8.96%	8.23%	8.33%	6.96%	8.07%	8.95%
Return on Average Tangible Equity (non-GAAP) (1)	15.46%	14.03%	14.23%	11.63%	13.73%	15.36%
Efficiency Ratio	50.19%	56.87%	54.61%	58.59%	54.27%	54.93%
Note:
(1) Return on Average Tangible Equity:
(a) Net Income (GAAP)	$102,585	$92,152	$95,613	$81,664	$279,862	$293,886
(b) Number of Days	92	92	91	90	273	273
Average Total Shareholders’ Equity (GAAP)	$4,542,100	$4,440,107	$4,606,186	$4,759,780	$4,635,858	$4,389,087
Less: Average Total Intangibles	(1,910,054)	(1,833,449)	(1,911,705)	(1,911,125)	(1,910,957)	(1,831,364)

(c) Average Tangible Equity (non-GAAP)	$2,632,046	$2,606,658	$2,694,481	$2,848,655	$2,724,901	$2,557,723
Return on Average Tangible Equity (non-GAAP)\ [(a) / (b)] x 365 / (c)	15.46%	14.03%	14.23%	11.63%	13.73%	15.36%

	September 30 2022		December 31 2021		September 30 2021		June 30 2022
Selected Financial Ratios:
Loans & Leases, net of unearned income / Deposit Ratio	86.16%		77.19%		76.73%		82.38%
Allowance for Loan & Lease Losses/ Loans & Leases, net of unearned income	1.11%		1.20%		1.26%		1.13%
Allowance for Credit Losses (2)/ Loans & Leases, net of unearned income	1.32%		1.37%		1.41%		1.35%
Nonaccrual Loans / Loans & Leases, net of unearned income	0.14%		0.20%		0.23%		0.15%
90-Day Past Due Loans/ Loans & Leases, net of unearned income	0.09%		0.10%		0.09%		0.09%
Non-performing Loans/ Loans & Leases, net of unearned income	0.35%		0.50%		0.54%		0.37%
Non-performing Assets/ Total Assets	0.28%		0.36%		0.39%		0.29%
Primary Capital Ratio	16.03%		16.79%		16.82%		16.34%
Shareholders’ Equity Ratio	15.29%		16.09%		16.11%		15.59%
Price / Book Ratio	1.08	x	1.05	x	1.06	x	1.05	x
Price / Earnings Ratio	11.75	x	12.82	x	12.76	x	12.37	x

Note:
(2)	Includes allowances for loan losses and lending-related commitments.

UNITED BANKSHARES, INC. AND SUBSIDIARIES

Washington, D.C. and Charleston, WV

Stock Symbol: UBSI

(In Thousands Except for Per Share Data)

	Three Months Ended				Nine Months Ended
	September	September	June	March	September	September
	2022	2021	2022	2022	2022	2021
Mortgage Banking Segment Data:
Applications	$785,529	$1,893,870	$1,159,102	$1,696,504	$3,641,135	$6,554,142
Loans originated	552,487	1,385,871	955,152	1,006,363	2,514,002	4,954,618
Loans sold	$564,267	$1,470,928	$1,072,623	$1,170,124	$2,807,014	$5,166,584
Purchase money % of loans closed	86%	69%	86%	73%	81%	59%
Realized gain on sales and fees as a % of loans sold	2.13%	3.00%	2.40%	2.98%	2.49%	3.37%
Net interest income	$2,758	$2,367	$2,870	$2,317	$7,945	$7,888
Other income	13,749	45,023	21,468	23,397	58,614	152,295
Other expense	20,662	31,787	25,776	25,448	71,886	109,361
Income taxes	(820)	3,179	(285)	57	(1,048)	10,399
Net (loss) income	$(3,335)	$12,424	$(1,153)	$209	$(4,279)	$40,423

	September 30	December 31	September 30	June 30	March 31
	2022	2021	2021	2022	2022
Period End Mortgage Banking Segment Data:
Locked pipeline	$131,846	$448,889	$648,706	$206,246	$412,809
Balance of loans serviced	$3,459,781	$3,698,998	$3,723,206	$3,534,607	$3,623,207
Number of loans serviced	23,859	25,198	25,583	24,226	24,677

	September 30	December 31	September 30	June 30	March 31
	2022	2021	2021	2022	2022
Asset Quality Data:
EOP Non-Accrual Loans	$28,244	$36,028	$37,689	$28,386	$34,093
EOP 90-Day Past Due Loans	18,254	18,879	14,827	16,443	15,179
EOP Restructured Loans (1)	23,155	35,856	37,752	25,504	30,582

Total EOP Non-performing Loans	$69,653	$90,763	$90,268	$70,333	$79,854
EOP Other Real Estate Owned	10,779	14,823	16,696	13,847	13,641

Total EOP Non-performing Assets	$80,432	$105,586	$106,964	$84,180	$93,495

	Three Months Ended				Nine Months Ended
	September	September	June	March	September	September
	2022	2021	2022	2022	2022	2021
Allowance for Loan & Lease Losses:
Beginning Balance	$213,729	$217,545	$214,594	$216,016	$216,016	$235,830
Gross Charge-offs	(3,087)	(2,004)	(2,119)	(1,476)	(6,682)	(15,092)
Recoveries	1,299	3,173	3,060	3,456	7,815	6,498

Net (Charge-offs) Recoveries	(1,788)	1,169	941	1,980	1,133	(8,594)
Provision for Loan & Lease Losses	7,670	(7,823)	(1,806)	(3,402)	2,462	(16,345)

Ending Balance	$219,611	$210,891	$213,729	$214,594	$219,611	$210,891
Reserve for lending-related commitments	39,698	25,191	42,579	36,679	39,698	25,191

Allowance for Credit Losses (2)	$259,309	$236,082	$256,308	$251,273	$259,309	$236,082

Notes:

(1)

Restructured loans with an aggregate balance of $10,336, $24,662, $22,421, $11,298 and $13,568 at September 30, 2022, September 30, 2021, December 31, 2021, June 30, 2022 and March 31, 2022 respectively, were on nonaccrual status, but are not included in “EOP Non-Accrual Loans” above. Restructured loans with an aggregate balance of $2,941, $102 and $3,162 at September 30, 2022, December 31, 2021 and June 30, 2022, respectively, were were 90 days past due, but not included in “EOP Non-Accrual Loans” above.

(2)	Includes allowances for loan losses and lending-related commitments.